Exhibit 5.1

March 31, 2021

Golden Nugget Online Gaming, Inc. 1510 West Loop South Houston, Texas 77026

Re: Golden Nugget Online Gaming, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Golden Nugget Online Gaming, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 5,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), reserved for issuance pursuant to the Company’s 2020 Incentive Award Plan (the “Incentive Plan”).

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	Registration Statement;

(b)	a copy of the Fourth Amended and Restated Certificate of Incorporation of the Company, as in effect on March 31, 2021, certified by the Chief Financial Officer of the Company;

(c)	a copy of the Amended and Restated Bylaws of the Company as in effect on March 31, 2021, certified by the Chief Financial Officer of the Company;

(d)	a copy of Resolutions of the Board of Directors of the Company adopted on October 28, 2020 and December 28, 2020 certified by the Chief Financial Officer of the Company; and

(e)	Incentive Plan.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

March 31, 2021

Based upon the foregoing assumptions, and subject to the qualifications set forth in this opinion letter, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares reserved for issuance pursuant to the Incentive Plan, as referenced above, have been duly authorized for issuance and sale pursuant to the Incentive Plan by all necessary corporate action of the Company, and when issued as provided under the Incentive Plan, they will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction. The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ White & Case LLP

DG:JC:SL:AM

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